AMENDED AND RESTATED AGREEMENT

     This Amended and Restated Agreement ("Agreement") is entered into as of March 12, 2002, by Trustmark Corporation, a Mississippi corporation (the "Company"), and Harry M. Walker (the "Executive"). The Company and Executive have entered into this Agreement with reference to the following facts:

A. The Company and Executive entered into that certain Agreement dated as of the December 22, 1997 ("Original Agreement"); and

B. The Company and Executive desire to amend and restate in its entirety the Original Agreement as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Definition of Terms. As used in this Agreement, the following terms shall have the respective meanings indicated below:

     A. "Base Salary" means the Executive's annual base salary as in effect at any particular time.

     B. "Cause" means that the Executive has (i) committed an act of personal dishonesty, embezzlement or fraud; (ii) has misused alcohol or drugs;
          (iii) failed to pay any obligation owed to the Company or any affiliate; (iv) breached a fiduciary duty or deliberately disregarded any rule of the Company or any affiliate; (v) has committed an act of willful misconduct, or the intentional failure to perform stated duties; (vi) has willfully violated any law, rule or regulation (other than misdemeanors, traffic violations or similar offenses) or any final cease-and-desist order; (vii) has disclosed without authorization any Confidential Information of the Company or any affiliate, or has engaged in any conduct constituting unfair competition, or has induced any customer of the Company or any affiliate to breach a contract with the Company or any affiliate.

     C. "Change in Control" means any one of the following events: (1) the acquisition by any person of ownership of, holding or power to vote more than 20% of the Company's voting stock, (2) the acquisition by any person of the ability to control the election of a majority of the Company's board of directors, (3) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (Exchange Act), or (4) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the board of directors (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. Notwithstanding the foregoing, in the case of (1), (2) and (3) hereof, ownership or control of the Company's voting stock by the only subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary shall not constitute a Change in Control. For purposes of this subparagraph, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization of any other form of entity not specifically listed herein;

     D. "Confidential Information" means all trade secrets, confidential information (including but not limited to confidential information with respect to marketing, product offerings or expansion plans) and financial matters of the Company and its subsidiaries.

     E. "Disability" means that the Executive becomes physically or mentally disabled during the Executive's employment with the Company so that he is unable to perform the services required of him for a period of 90 days.

     F.   "Employee   Benefits"  means  all  group  life,   hospitalization  and
          disability insurance plans, health programs, pension plans, similar benefit plans or other so called "fringe benefit programs" of the Company as are now existing or as may hereafter be revised or adopted and offered to senior executives of the Company or its affiliates generally.
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     G.   "Good Reason" means (1) a demotion in the Executive's status, title or
          position,   or  the   assignment   to  the   Executive  of  duties  or
          responsibilities which are materially inconsistent with such status, title or position; (2) a material breach of this Agreement by the Company, provided the Company has not remedied such breach within thirty (30) days of receipt of written notice of such breach; or (3) a relocation of the executive offices of the Company to a location more than 50 miles outside of Jackson, Mississippi without the Executive's written consent given to the Company within thirty (30) days of the Executive's receipt of notification of such relocation by the Company.

     H. "Retirement" means the last business day of the calendar year in which the Executive reaches age 65.

2. Change in Control. If at any time during the Executive's employment the Company experiences a Change in Control and within two (2) years after the date the Change in Control occurs (i) the Executive's employment is terminated other than for Cause, death, Disability or Retirement or (ii) the Executive resigns for Good Reason, the Company shall pay to the Executive in a lump sum in cash within thirty (30) days after the effective date of termination the aggregate of the following amounts:

     A. The sum of (1) the Executive's Base Salary and accrued vacation benefits through the date of termination to the extent not theretofore paid and (2) the additional sum of (i) Executive's Base Salary immediately prior to the Change in Control and (ii) the highest annual bonus amount earned in either of the two (2) years preceding the year of the Change in Control.

     B. The Company shall continue to provide to the Executive the Employee Benefits for one year following the effective date of termination, reduced by any employment benefits received from later employment; and

     C. Any stock options granted Executive by the Company which have not vested shall vest in the Executive in full as of the Change in Control. Any such stock options which were intended by the parties to be incentive stock options but which exceed the "$100,000 first exercisable rule" shall be converted into non-qualified stock options.

3.   Confidentiality, Nonsolicitation and Noncompete.

3.1 Confidentiality. The Executive covenants and agrees that all trade secrets, confidential information (including but not limited to confidential information with respect to marketing, product offerings or expansion plans), and financial matters of the Company and its subsidiaries (collectively "Confidential Information") which are learned by him in the course of his employment by the Company shall be held in a fiduciary capacity and treated as confidential by him and shall not be disclosed, communicated or divulged by him or used by him for the benefit of any person or entity (other than the Company, its subsidiaries or affiliates) unless expressly authorized in writing by the Board, or unless the
     Confidential Information becomes generally available to the public otherwise than through disclosure by the Executive.

3.2 Nonsolicitation. The Executive agrees that (1) during the period he is employed with the Company and for a period of twelve (12) months after termination of employment, he will not, without the prior written consent of the Board, directly or indirectly solicit, entice, persuade, or induce any employee, director, officer, associate, consultant, agent or independent contractor of the Company or its subsidiaries (i) to terminate such person's employment or engagement by the Company or its subsidiaries or (ii) to become employed by any person, firm, partnership, corporation, or other such enterprise other than the Company, its subsidiaries or affiliates, and (2) he shall not following the termination of his employment hereunder represent that he is any way connected with the business of the Company or its subsidiaries (except to the extent agreed to in writing by the Company).

3.3 Noncompete. The Executive agrees that during the period he is employed with the Company and, for a period of twelve (12) months following the date of termination of his employment for any reason except Retirement, he will not (except as a representative of the Company or with the prior written consent of the Board), directly or indirectly, engage, participate or make any financial investment, as an employee, director, officer, associate, consultant, agent, independent contractor, lender or investor, in the business of any person, firm, partnership, corporation or other enterprise that is engaged in direct competition with the business of the Company in any geographic area in which the Company is then conducting such business.

     Nothing in this Section 3.3 shall be construed to preclude the Executive from making any investments in the securities of any business enterprise whether or not engaged in competition with the Company, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign securities exchange and represent less than one-percent (1%) of any class of securities of such business enterprise. Executive acknowledges that if his employment with the Company terminates for any reason, he can earn a livelihood without violating the foregoing restrictions and that the time period and scope of the foregoing restrictions are reasonably required for the protection of the Company's valid business interests.

3.4. Covenant Payments. In consideration for the covenants contained in Section 3, which are considered material to the Company, the Company agrees to pay Executive all amounts owed pursuant to this Agreement, and upon Executive's termination without Cause or Executive resigns for Good Reason, to pay Executive an amount (the "Covenant Payments") equal to the sum of (i) the Executive's Base Salary and (ii) the highest annual bonus earned in any one of the three years preceding the termination. The Covenant Payments shall be paid in twelve equal monthly installments commencing as soon as practicable (but in no event later than thirty days) following the Executive's date of termination. In the event of the Executive's death following such date of termination, any unpaid installments shall be paid to the Executive's estate in a single undiscounted cash lump sum. Such lump sum shall be paid no later than thirty days after the Company has been notified of the Executive's death. Notwithstanding anything herein to the contrary, if the Executive is terminated for Cause or the Executive voluntarily resigns other than for Good Reason or has a Disability, the Executive will remain subject to the covenants contained in Section 3 but will not be entitled to the Covenant Payments.

3.5  Remedies.  The Company  would be damaged  irreparably  if any  provision of
     Section 3 was not performed by the Executive in accordance with its terms or was otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to any other rights and remedies existing in their favor, including the right to retain the Covenant Payments, to an injunction or injunctions to prevent any breach or threatened breach of any such provisions and to enforce such provisions specifically (without posting a bond or other security). Executive agrees that Company or its successors or assigns may retain the Covenant Payments as partially liquidated damages for such breach and not as a penalty. The Executive would be damaged irreparably if any provision of Section 3 was not performed by the Company in accordance with its terms or was otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Therefore, the Executive shall be entitled, in addition to any other rights and remedies existing in his favor, to an injunction or injunctions to prevent any breach or threatened breach of any such provisions and to enforce such provisions specifically (without posting a bond or other security).

4. Release. The payments and benefits to which the Executive is entitled pursuant to Sections 2 and 3 are contingent upon the Executive executing a release agreement in a form reasonably acceptable to the Company.

5.   Excise Tax Limitation.

     A. Notwithstanding anything contained in this Agreement (or in any other agreement between the Executive and the Company) to the contrary, to the extent that any payments and benefits provided under this Agreement or payments or benefits provided to, or for the benefit of, the Executive under any plan or agreement of the Company (such payments or benefits are collectively referred to as the "Payments") would be subject to the excise tax (the "Excise Tax") imposed under
          Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Payments shall be reduced if and to the extent that a reduction in the Payments would result in the Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than he would have retained had he been entitled to receive all of the Payments (such reduced amount is hereinafter referred to as the "Limited Payment Amount"). Unless the Executive shall have given prior written notice to the Company specifying a different order to effectuate the reduction, the Company shall reduce the Payments by first reducing or eliminating those payments or benefits which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the date the "Determination" (as hereinafter defined) is delivered to the Company and the Executive. Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

     B. The determination as to whether the Payments shall be reduced to the Limited Payment Amount and the amount of such Limited Payment Amount (the "Determination") shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the five (5) largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide the Determination in writing, together with detailed supporting calculations and documentation, to the Company and the Executive on or prior to the date of termination of the Executive's employment if applicable, or at such other time as requested by the Company or by the Executive. Within ten (10) days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute") in writing setting forth the precise basis of the dispute. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive.

     C.   Any Excise Tax payable hereunder shall be paid by the Executive.

6. Non-Assignment. This Agreement and all of the Executive's rights and obligations hereunder are personal to the Executive and shall not be assignable; provided, however, that upon his death all of the Executive's rights to cash payments under this Agreement shall inure to the benefit of his widow, personal representative, designees or other legal representatives, as the case may be. Any person, firm or corporation succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company hereunder, provided, however, that the Company shall, notwithstanding such assumption, remain liable and responsible for the fulfillment of its obligations under this Agreement.

7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction such invalidity, legality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or if mailed, five days after the date of deposit in the United States mail, as follows:

                           (i)      if to the Company, to:

                                    Trustmark Corporation
                                    248 East Capitol Street
                                    Post Office Box 291
                                    Jackson, MS   39205
                                    Attention: Chief Executive Officer

                           (ii)     if to the Executive, to:

                                    Harry M. Walker
                                    148 St. Andrews Drive
                                    Jackson, MS 39211

     Any party may change its address for notice hereunder by notice to the other parties hereto.

9. Entire Agreement. This Agreement amends and restates the Original Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior representations, warranties and agreements, written or oral with respect thereto between the Company and the Executive.

10. Waivers and Agreements. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi, without regard to its principle of conflicts of law.

12. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

13. Board Approval. This Agreement has been authorized by action of the Board of Directors of the Company on March 12, 2002, as is referenced in the minutes of their meeting on that day.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

TRUSTMARK CORPORATION                       EXECUTIVE



By:      /s/ Richard G. Hickson             /s/ Harry M. Walker
         ----------------------             -------------------
         Richard G. Hickson                 Harry M. Walker
         Chief  Executive Officer